Exhibit 5.1

April 21, 2010

Kennedy-Wilson Holdings, Inc.

9701 Wilshire Blvd., Suite 700,

Beverly Hills, California 90212

Ladies and Gentlemen:

We have acted as counsel to Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of up to: (i) an indeterminate number of shares of the Company’s common stock, par value $.0001 per share (the “Common Stock”), having a maximum aggregate offering price of $250,000,000 (the “Company Shares”) that may be offered and sold from time to time by the Company; (ii) 4,570,028 shares (the “Selling Security Holder Shares”) of Common Stock, (iii) 4,993,471 warrants to purchase Common Stock of the Company (the “Warrants”) and (iv) 17,750,000 shares of Common Stock issuable upon exercise of warrants (the “Warrant Shares”, and, together with the Company Shares, the Warrants and the Selling Security Holder Shares, the “Securities”).

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the (i) Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to date, (iii) the Bylaws of the Company, as amended to date, (iv) the Form of the Warrants, and (v) certain records of the Company’s corporate proceedings. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of officers and responsible employees and agents of the Company.

Based on the foregoing, and subject to the further qualifications set forth below and after (1) the Commission shall have entered an appropriate order declaring effective the above-referenced Registration Statement and (2) the Securities have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, it is our opinion that:

a.	When (i) the Company has taken all necessary action to authorize and approve the issuance of Company Shares, the terms of the offering thereof and related matters, and (ii) such Company Shares have been issued and delivered against payment therefor in accordance with the terms of an applicable definitive purchase, underwriting or similar agreement, then such Company Shares will have been legally issued, fully paid, non-assessable and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

b.	The Selling Security Holder Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued by the Company and are fully paid and nonassessable.

c.	the Warrants are valid and binding obligations of the Company; and

d.	the Warrant Shares, when paid for and issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the prospectus constituting part of the

Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Act.

Very truly yours,

/s/ LOEB & LOEB LLP